Exhibit 10.1

RENFUEL K2B AB
SE-102 48, Box 5845
Stockholm, Sweden

RE:    Amendment to Convertible Note Term Sheet
Reference is hereby made to that certain Convertible Note Term Sheet dated October 11, 2023, and as amended on November 30, 2023, and as further amended on December 18, 2023 (“Term Sheet”) by and between COMSTOCK FUELS CORPORATION (“Purchaser”) and RENFUEL K2B AB (“Company”). Capitalized terms used but not defined herein shall have that meaning ascribed to them in the Term Sheet. This letter agreement (“Amendment”), effective as of February 12, 2024, shall state the terms and conditions under which Purchaser and Company shall agree to amend the Term Sheet.
1.Extension of term. The parties herein mutually agree to extend the term of the aforementioned Term Sheet for an additional period as follows: (i) to complete preparation of the Transaction Documents on or before March 15, 2024 (“Completion Date”), unless otherwise agreed to in writing by the parties; (ii) to finalize all pre-closing deliverables as set forth in the Transaction Documents; and (iii) to close the transactions contemplated hereby and execute and deliver the Transaction Documents on or before March 31, 2024 (the “Closing Date” or the “Closing”); and the Term Sheet may be terminated upon written notice upon the occurrence of any breaches hereunder, or under any document or instrument delivered in connection herewith, or other material adverse changes, or if the Closing has not occurred on or before April 30, 2024.
2.Full Force and Effect. All other terms and conditions of the Term Sheet shall remain in full force and effect.
3.Authorization. Each party hereby agrees, represents and warrants that it has all requisite power and authority to execute, deliver and perform this Amendment; that this Amendment has been duly and validly executed and delivered and constitutes legal, valid and binding obligations of such party; and, that the execution, delivery and performance by such party of this Amendment and the consummation of the actions contemplated herein have been duly authorized by all necessary action.
4.Governing law. The provision on governing law in Section 25 of the Term Sheet shall apply to this Amendment mutatis mutandis.
5.Execution of Amendment. This Amendment may be executed in counterparts and exchanged by electronic means, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF the parties have duly executed, or caused their duly authorized representative, to execute this Amendment.
Regards,

COMSTOCK FUELS CORPORATION
By:    /s/ Corrado De Gasperis
Name:    Corrado De Gasperis
Title:    Executive Chairman and Chief Executive Officer

RENFUEL K2B AB
By:    /s/ Sven Lochen
Name:    Sven Lochen
Title:    Chief Executive Officer
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